Exhibit 10.3

SECOND AMENDMENT TO TERM

LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO TERM LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of January 23, 2015 is entered into by and among Summit Lamar, LLC, a Delaware limited liability company (“Lamar”), Summit Monte Vista, LLC, a Delaware limited liability company (“Monte Vista”), Summit Myrtle Point, LLC, a Delaware limited liability company (“Myrtle” and together with Monte Vista and Lamar, the “Borrowers” and each a “Borrower”) and THE PRIVATEBANK AND TRUST COMPANY, an Illinois banking corporation (the “Lender”) and is agreed to and acknowledged by Summit Front Royal, LLC, a Delaware limited liability company (“Front Royal”).

WHEREAS, the Lender and Borrowers are parties to that certain Term Loan and Security Agreement dated as of September 22, 2014 as amended by that certain First Amendment to Term Loan and Security Agreement dated as of October 31, 2014 (the “Existing Loan Agreement” and as amended and modified by this Amendment, the “Amended Loan Agreement”);

WHEREAS, Front Royal is an Affiliate of the Borrowers and Front Royal and the Borrowers are engaged in related businesses to such an extent that the financial strength and flexibility of the Borrowers and Front Royal has a direct impact on the success of each other Person;

WHEREAS, Front Royal desires to purchase an assisted living facility known as Loving Arms Assisted Living located at 103 Lee Burke Road, Front Royal, Virginia 22630, 126 and 208 John Rice Road, Front Royal, Virginia 22630 with seventy-eight (78) beds and two (2), three-unit independent living Cottages (collectively, the “Front Royal Facility”) operated by MW Loving Arms, LLC, a Delaware limited liability company (the “Front Royal Operating Company”), pursuant to that certain Purchase and Sale Agreement dated as of September 17, 2014 by and between Cook-Knighting Realty, LLC, a Virginia limited liability company, Cook-Knighting, LLC, a Virginia limited liability company (collectively, the “Front Royal Transaction Seller”) and Summit Healthcare REIT, Inc., a Maryland corporation (“Assignor”) as amended by (i) that certain First Amendment to Purchase and Sale Agreement effective as of November 17, 2014, (ii) that certain Second Amendment to Purchase and Sale Agreement effective as of December 3, 2014 and (iii) that certain Third Amendment to Purchase and Sale Agreement effective as of December 12, 2014 as such Purchase and Sale Agreement has been assigned by Assignor to Front Royal pursuant to an Assignment and Assumption of Purchase Agreements entered into with Front Royal dated as of January 14, 2015 (the “Front Royal Purchase Agreement”) and all agreements, certificates, schedules, exhibits and other documents executed and/or delivered in connection therewith, including, without limitation, the that certain Lease dated as of January 23, 2015 between Front Royal and the Front Royal Operating Company regarding the Front Royal Facility, pursuant to which Front Royal leases the Real Property owned by Front Royal to the Front Royal Operating Company (the “Front Royal Real Estate Lease” and together with all such other agreements, certificates, schedules, exhibits and other documents and the Front Royal Purchase Agreement, the “Front Royal Transaction Documents”);

WHEREAS, Front Royal and the Borrowers desire that the Lender increase the Loan and make such increase available to Front Royal to allow Front Royal to pay a portion of the purchase price payable to the Front Royal Transaction Seller under the Front Royal Transaction Documents; and

WHEREAS, as a condition to the Lender’s agreement to increase the Loan and make such increase available to Front Royal, the Lender is requiring that Front Royal join the Amended Loan Agreement as a “Borrower” thereunder and, among other things, grant to Lender a security interest in and lien upon all of its tangible and intangible assets, including the Real Property owned by Front Royal and Front Royal’s interest in the Sinking Fund Account and the Lease Deposit Account, all as security for the “Liabilities” (as defined in the Amended Loan Agreement).

NOW, THEREFORE, in consideration of the premises and mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1

DEFINED TERMS

Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Existing Loan Agreement.

SECTION 2

AMENDMENTS TO EXISTING LOAN AGREEMENT

2.1 Amendment to Definitions.

(a)            Additional Definitions. Section 1.1 of the Existing Loan Agreement is hereby amended by adding the following definitions in proper alphabetical order:

“Front Royal” means Summit Front Royal, LLC, a Delaware limited liability company.

“Front Royal Acquisition” means the transactions represented by the purchase of the assets of the Front Royal Seller by Front Royal, pursuant to, and together with the other transactions described in, the Front Royal Purchase Documents.

“Front Royal Assignment of Representations and Warranties” shall mean that certain Assignment of Representations and Warranties executed by Front Royal in favor of the Lender and acknowledged by the Front Royal Seller dated as of the Second Amendment Date.

“Front Royal Assignment of Rents and Leases” means that certain Assignment of Rents and Leases made by Front Royal, dated as of the First Amendment Date, as the same may be amended, supplemented or modified from time to time.

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“Front Royal Deed of Trust” means that certain Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing made by Front Royal, dated as of the Second Amendment Date, granting and conveying to the Lender a first mortgage Lien on that certain Real Property commonly identified as the Loving Arms Assisted Living Facility located at located at 103 Lee Burke Road, Front Royal, Virginia 22630 and 126 and 208 John Rice Road, Front Royal, Virginia 22630, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Front Royal Facility” means the assisted living facility known as Loving Arms Assisted Living located at located at 103 Lee Burke Road, Front Royal, Virginia 22630, 126 and 208 John Rice Road, Front Royal, Virginia 22630 with seventy-eight (78) beds and two (2), three-unit independent living Cottages operated by the Front Royal Operating Company.

“Front Royal Purchase Agreement” shall mean that certain Purchase and Sale Agreement dated as of September 17, 2014 by and between the Front Royal Seller and Summit Healthcare REIT, Inc., a Maryland corporation as amended by (i) that certain First Amendment to Purchase and Sale Agreement effective as of November 17, 2014, (ii) that certain Second Amendment to Purchase and Sale Agreement effective as of December 3, 2014 and (iii) that certain Third Amendment to Purchase and Sale Agreement effective as of December 12, 2014 as such Purchase and Sale Agreement has been assigned by Summit Healthcare REIT, Inc. to Front Royal pursuant to an Assignment and Assumption of Purchase Agreements entered into with Front Royal dated as of January 14, 2015.

“Front Royal Purchase Documents” shall mean the Front Royal Purchase Agreement and all agreements, certificates, schedules, exhibits and other documents executed and/or delivered in connection therewith, including, without limitation, the Front Royal Real Estate Lease.

“Front Royal Operating Company” means MW Loving Arms, LLC, a Delaware limited liability company.

“Front Royal Real Estate Lease” means that certain Lease dated as of January 23, 2015 between Front Royal and the Front Royal Operating Company regarding the Front Royal Facility, pursuant to which Front Royal leases the Real Property owned by Front Royal to the Front Royal Operating Company.

“Front Royal Seller” shall mean, collectively, Cook-Knighting Realty, LLC, a Virginia limited liability company, Cook-Knighting, LLC, a Virginia limited liability company.

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“Second Amendment” shall mean that certain Second Amendment to Term Loan and Security Agreement dated as of the Second Amendment Date by and among Lamar, Monte Vista, Myrtle and the Lender, and agreed to and acknowledged by Front Royal, together with the other joinders, agreements, certificates and other documents delivered in connection therewith.

“Second Amendment Date” shall mean January 23, 2015, which is the effective date of the Second Amendment.

“Second Amendment Date Advance Amount” shall mean an amount equal to $11,440,000, which amount represents the aggregate principal balance of the Loan advanced on the Second Amendment Date by the Lender under this Agreement.

(b) Amended Definitions. Each of the introductory paragraph and Section 1.1 of the Existing Loan Agreement, as applicable, is hereby amended by amending and restating the following definitions contained therein in their entirety:

“Assignment of Representations and Warranties” shall mean, collectively, the Front Royal Assignment of Representations and Warranties, the Closing Date Assignment of Representations and Warranties and the Myrtle Assignment of Representations and Warranties.

“Borrowers” shall mean, collectively, Front Royal Lamar, Monte Vista and Myrtle. “Borrower” shall mean any of the Borrowers.

“Cornerstone” means Summit Healthcare Operating Partnership, LP, a Delaware limited partnership f/k/a Cornerstone Operating Partnership, LP.

“Deeds of Trust” means collectively, the Front Royal Deed of Trust, the Lamar Deed of Trust, the Monte Vista Deed of Trust and the Myrtle Deed of Trust.

“Environmental Indemnity Agreement” means that certain Second Amended and Restated Environmental Indemnity Agreement dated as of the Second Amendment Date made by the Borrowers in favor of the Lender, in form and substance acceptable to the Lender, as the same may be amended or modified from time to time.

“Facilities” means, collectively, the Front Royal Facility, the Lamar Facility, the Monte Vista Facility and the Myrtle Facility. “Facility” means any one of the Facilities.

“Management Company” means, collectively (i) as it relates to the Front Royal Facility, Meridian Senior Living, LLC, a North Carolina limited liability company and its Affiliates, (ii) as it relates to the Lamar Facility, the Monte Vista Facility and Myrtle Facility, Dakavia Management Corp., an Oregon corporation and its Affiliates.

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“Maximum Facility” means, (a) from the period commencing on the Closing Date and continuing until the First Amendment Date, an amount equal to the lesser of (i) Six Million and No/100 Dollars ($6,000,000.00), (ii) 75% of the loan-to-value ratio using an income approach of the Real Property as set forth on the most recent appraisal prepared and delivered to the Lender in accordance with the terms hereof or (iii) 80% of the purchase price required to be paid by Lamar and Monte Vista under the Closing Date Purchase Documents in connection with the Closing Date Acquisition; (b) commencing on the First Amendment Date, an amount equal to the lesser of (i) Nine Million Seventy Five Thousand and No/100 Dollars ($9,075,000.00), (ii) 75% of the loan-to-value ratio using an income approach of the Real Property as set forth on the most recent appraisal prepared and delivered to Lender in accordance with the terms hereof or (iii) 80% of the purchase price required to be paid by the Borrowers under the Closing Date Purchase Documents in connection with the Closing Date Acquisition and the Myrtle Purchase Documents in connection with the Myrtle Acquisition; and (c) (b) commencing on the Second Amendment Date, an amount equal to the lesser of (i) Twenty Million Five Hundred Fifteen Thousand and No/100 Dollars ($20,515,000.00), (ii) 75% of the loan-to-value ratio using an income approach of the Real Property as set forth on the most recent appraisal prepared and delivered to Lender in accordance with the terms hereof or (iii) 80% of the purchase price required to be paid by the Borrowers under the Closing Date Purchase Documents in connection with the Closing Date Acquisition, the Myrtle Purchase Documents in connection with the Myrtle Acquisition and the Front Royal Purchase Documents in connection with the Front Royal Purchase Documents.

“Operating Companies” means, collectively, the Front Royal Operating Company, the Lamar Operating Company, the Monte Vista Operating Company and the Myrtle Operating Company. “Operating Company” means any of the Operating Companies.

“Real Estate Leases” means, collectively, the Front Royal Real Estate Lease, the Lamar Real Estate Lease, the Monte Vista Real Estate Lease and the Myrtle Real Estate Lease. “Real Estate Lease” means any of the Real Estate Leases.

2.2 Amendment to Loan Facility. Section 2.1 of the Existing Loan Agreement is hereby amended by deleting the Section in its entirety and substituting the following therefor:

“2.1 Loan. On the terms and subject to the conditions set forth in this Agreement, and provided there does not then exist an Event of Default, the Lender shall, following the execution of this Agreement by the Borrowers and the Lender, extend in one (1) advance on the Closing Date, one (1) advance on the First Amendment Date and one (1) advance on the Second Amendment Date, a term loan (the “Loan”) to the Borrowers in an aggregate principal amount equal to the lesser of (y) Twenty Million Five Hundred Fifteen Thousand and No/100 Dollars ($20,515,000.00) or (z) the Maximum Facility. The Borrowers acknowledge that the Closing Date Advance Amount and the First Amendment Date Advance Amount has been advanced to the Borrowers on the Closing Date and the First Amendment Date, respectively, and, as of the Second Amendment Date, remains outstanding as an obligation under this Agreement as amended on the Second Amendment Date and that such amount shall, together with the Second Amendment Date Advance Amount, continue to be owing on the terms set forth in this Agreement and be deemed for all purposes as a Liability hereunder and in the other Financing Agreements. The Borrowers agree to deposit with the Lender (for further deposit into the Sinking Fund Account), payments in respect of the Loan based on a twenty-five (25) year amortization schedule in consecutive monthly installments as follows:

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Closing Date through the
Second Amendment Date:	$200,000, ($16,667/month)

Second Amendment Date through the
First Anniversary of the
Second Amendment Date:	$440,000, annually ($36,667/month)

First Anniversary of the Second
Amendment Date through the
Second Anniversary of the
Second Amendment Date:	$460,000 annually ($38,334/month)

Second Anniversary of the Second
Amendment Date and thereafter:	$40,834 per month

, together with interest accrued thereon, each payable on or before the fifth day of each calendar month, commencing on October 5, 2014, and otherwise in accordance with Section 2.5 hereof, with a final installment of the aggregate unpaid principal balance of the Loan, together with interest accrued thereon, payable on the Maturity Date. The Borrowers and the Lender agree and acknowledge that, as of the Second Amendment Date $66,611.25 of principal has been deposited with the Lender (for further deposit into the Sinking Fund Account. Monthly interest payments on the Loan shall be computed using the interest rate then in effect and based on the outstanding principal balance of the Loan. Any amounts paid or applied to the principal balance of the Loan (whether by mandatory prepayment or otherwise) may not be reborrowed hereunder. The Lender's commitment hereunder to make the Loan is hereinafter called the “Commitment”. At the Maturity Date, the outstanding principal balance of the Loan shall be immediately due and payable, together with any remaining accrued interest thereon, to the Lender by the Borrowers. At the Maturity Date, the Borrowers hereby authorize and direct the Lender to apply all amounts deposited in the Sinking Fund Account to the outstanding amount of the Loan. The Loan shall be evidenced by a promissory note (hereinafter, as the same may be amended, modified or supplemented from time to time, and together with any renewals or extensions thereof or exchanges or substitutions therefor, called the “Note”), duly executed and delivered by the Borrowers, in form and substance reasonably satisfactory to the Lender, with appropriate insertions, dated the Second Amendment Date, payable to the order of the Lender in the principal amount of Twenty Million Five Hundred Fifteen Thousand and No/100 Dollars ($20,515,000.00). THE PROVISIONS OF THE NOTE NOTWITHSTANDING, THE LOAN SHALL BECOME IMMEDIATELY DUE AND PAYABLE UPON THE EARLIEST TO OCCUR OF (X) THE MATURITY DATE; (Y) THE ACCELERATION OF THE LIABILITIES PURSUANT TO SECTION 10.2 HEREOF; AND (Z) THE TERMINATION OF THIS AGREEMENT (WHETHER BY PREPAYMENT OR OTHERWISE) IN ACCORDANCE WITH ITS TERMS.”

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2.3 Additional Representation. Section 7 of the Existing Loan Agreement is hereby amended by adding the following Section 7.34 in proper numerical order:

“7.33 Front Royal Acquisition.

(a)                The Front Royal Acquisition has been consummated contemporaneously with the execution and delivery of the First Amendment in accordance with the terms of the Front Royal Purchase Agreement, subject to such modifications, supplements and waivers as the Lender shall have approved.

(b)               No party to any Front Royal Purchase Documents has waived, without the consent of the Lender, any condition precedent to the obligations of any such party to close as set forth in the Front Royal Purchase Documents.

(c)                The aggregate consideration payable under the Front Royal Purchase Documents is equal to $14,300,000.

(d)               True and complete copies of all of the Front Royal Purchase Documents have been delivered to the Lender, together with a true and complete copy of each document to be delivered at the closing of the Front Royal Acquisition.

(e)                Except as set forth in the Front Royal Purchase Documents delivered to the Lender prior to the date hereof, there are no other agreements, oral or written, with respect to which any Credit Party thereof has any obligation or liability with respect to the Front Royal Acquisition.

(f)                No Credit Party nor, to the knowledge of any Borrower, any other Person party to the Front Royal Purchase Documents is in default in the performance or compliance with any provisions thereof.

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(g)               The Front Royal Purchase Documents comply with, and the Front Royal Acquisition has been consummated in accordance with, all applicable laws, including, without limitation, all Healthcare Laws.

(h)               The Front Royal Purchase Documents are in full force and effect as of the date hereof and have not been terminated, rescinded or withdrawn.

(i)                 All material requisite approvals by governmental authorities having jurisdiction over the Front Royal Seller, the Credit Parties and other Persons referenced therein with respect to the transactions contemplated by the Front Royal Purchase Documents have been obtained, and no such approvals impose any conditions to the consummation of the transactions contemplated by the Front Royal Purchase Documents or to the conduct by any Credit Party of its business thereafter which have not been satisfied within the time periods specified therein.

(j)                 To the knowledge of the Borrowers, none of the Front Royal Seller’s representations or warranties in the Front Royal Purchase Documents contains any untrue statement of a material fact or omits any material fact necessary to make the statements therein made, in the context in which made, not misleading.”

SECTION 3

REPRESENTATIONS AND WARRANTIES

Borrower hereby represents and warrants to Lender that:

3.1 Due Authorization, etc. The execution and delivery of this Amendment and the performance of Borrower’s obligations under the Amended Loan Agreement are duly authorized by all necessary limited partnership action, do not require any filing or registration with or approval or consent of any governmental agency or authority, do not and will not conflict with, result in any violation of or constitute any default under any provision of the certificate of formation or limited partnership agreement of Borrower or any material agreement or other document binding upon or applicable to it (or any of its properties) or any material law or governmental regulation or court decree or order applicable to it, and will not result in or require the creation or imposition of any Lien in any of its properties pursuant to the provisions of any agreement binding upon or applicable to it.

3.2 Validity. This Amendment has been duly executed and delivered by Borrower and, together with the Amended Loan Agreement, constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms subject, as to enforcement only, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of the rights of creditors generally.

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3.3 Representations and Warranties. The representations and warranties contained in Section 7 of the Existing Loan Agreement are true and correct on the date of this Amendment, except to the extent that such representations and warranties (a) solely relate to an earlier date or (b) have been changed by circumstances permitted by the Amended Loan Agreement.

3.4 Absence of Defaults. No Event of Default or Default has occurred or is occurring as of the date hereof.

SECTION 4

CONDITIONS PRECEDENT

This Amendment shall become effective upon satisfaction of all of the following conditions precedent:

4.1 Receipt of Documents. Lender shall have received all of the following, each in form and substance satisfactory to Lender:

(a)                Amendment. A counterpart original of this Amendment duly executed by Borrower.

(b)               Replacement Promissory Note. A second replacement promissory note duly executed by the Borrowers and Front Royal in favor of the Lender dated as of the date hereof, substantially in the form of Exhibit A to this Amendment.

(c)                Joinder. A joinder agreement executed by Front Royal and acknowledged by the Borrowers dated as of the date hereof, substantially in the form of Exhibit B to this Amendment, pursuant to which Front Royal is joined to the Amended Loan Agreement as a “Borrower” and grants the security interests and liens contemplated thereby.

(d)               Deed of Trust. A Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing made by Front Royal in favor of Lender, dated as of the date hereof substantially in the form of Exhibit C.

(e)                Assignment of Rents and Leases. An Assignment of Rents and Leases made by Front Royal in favor of Lender, dated as of the date hereof substantially in the form of Exhibit D.

(f)                Environmental Indemnity Agreement. A Second Amended and Restated Environmental Indemnity Agreement made by the Borrowers and Front Royal in favor of the Lender, dated as of the date hereof substantially in the form of Exhibit E.

(g)               Assignment of Representations and Warranties. An Assignment of Representations and Warranties executed by Front Royal in favor of Lender and acknowledged by the Front Royal Transaction Seller, dated as of the date hereof substantially in the form of Exhibit F.

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(h)               Pledge Amendment. A Pledge Amendment executed by Cornerstone dated as of the date hereof, in the form attached as Schedule II to the Pledge Agreement pursuant to which the membership interests of Front Royal owned by Cornerstone are added as “Pledged Collateral” under the Pledge Agreement.

(i)                 Resolutions; Incumbency and Signatures. Copies of the resolutions or written consent of the manager of the Borrowers and Front Royal authorizing or ratifying the execution, delivery and performance by such Person of this Amendment and the other documents required to be delivered in connection herewith to which such Person is party, certified by a Duly Authorized Person of such Person.

(j)                 Consents. Certified copies of all documents evidencing any necessary consents and governmental approvals, if any, with respect to the Front Royal Transaction Documents, this Amendment and any other documents provided for herein or therein to be executed by a Borrower or Front Royal.

(k)               Opinion of Counsel. An opinion of Hanson Bridgett, LLP and Tatusko Kennedy, PC the legal counsel to Front Royal, in form and substance reasonably satisfactory to Lender.

(l)                 Constitutive Documents. A copy (certified by a Duly Authorized Person) of Front Royal’s (i) Certificate of Formation, certified by the Secretary of State of the State of Delaware as of a date acceptable to the Lender, together with a good standing certificate from such governmental entity or department and, if and to the extent applicable, a good standing certificate (or the equivalent thereof) from the Secretaries of State (or the equivalent thereof) of each other State in which Front Royal is required to be qualified to transact business and (ii) a true, correct and complete copy of the Limited Liability Company Agreement of Front Royal.

(m)             UCC Financing Statements; Termination Statements; UCC Searches. UCC Financing Statements, as requested by the Lender, naming Front Royal as debtor and the Lender as secured party with respect to the Collateral pledged by Front Royal, together with such UCC termination statements necessary to release all Liens (other than Permitted Liens) and other rights in favor of any Person in any of the Collateral except the Lender, and other documents as the Lender deems necessary or appropriate, shall have been filed in all jurisdictions that the Lender deems necessary or advisable. UCC tax, lien, pending suit and judgment searches for Front Royal (and, if and to the extent applicable, under any of its trade or assumed names, if any), each dated a date reasonably near to the date hereof in all jurisdictions reasonably deemed necessary by the Lender, the results of which shall be satisfactory to the Lender in its sole and absolute determination.

(n)               Insurance Certificates. Certificates from Front Royal’s insurance carriers evidencing that all insurance coverage required hereunder and under the Mortgage and other Financing Agreements is in effect, which designate the Lender as “Lender’s Loss Payee” under the personal property insurance, additional insured under the liability insurance and mortgagee, as applicable.

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(o)               Real Estate Lease. True, correct and complete copies of the fully-executed Front Royal Real Estate Lease, and all amendments, assignments, modifications and other supplements in connection therewith, together with a Subordination, Non-Disturbance and Attornment Agreements with respect to the Front Royal Facility, in each case, in a form and substance acceptable to Lender, including, without limitation, evidence that the Rent Expense associated with the Front Royal Real Estate Lease on an annual basis is not less than One Million One Hundred Eighty-Six Thousand Nine Hundred and 00/100 Dollars ($1,186,900.00).

(p)               Property Condition Report. Property Condition Reports for the parcel of Real Property on which the Front Royal Facility is located, the form, substance and results of which shall be satisfactory to Lender in its sole and absolute determination, unless waived in writing by Lender.

(q)               Environmental Assessment. Phase I environmental reports of the Real Property on which the Front Royal Facility is located prepared by an environmental audit firm reasonably acceptable to the Lender, the results of which shall be satisfactory to the Lender in its sole and absolute determination.

(r)                 Title Insurance. Title insurance policies in the form of ALTA Form Mortgagee Title Insurance Policy shall be issued by an insurer (acceptable to the Lender) in favor of the Lender for the Real Property on which the Front Royal Facility is located, together with copies of all documents of record concerning all such Real Property as identified on the commitment thereof. Each title insurance policy shall contain such endorsements as deemed appropriate by the Lender.

(s)                Survey. ALTA plats of survey shall be prepared on the Real Property on which the Front Royal Facility is located (certified to the (i) 2005 ALTA standards for existing surveys acceptable to Administrative Agent, together with affidavits of no change, and (ii) 2011 ALTA standards for new surveys (ordered to correct errors from prior existing surveys)), unless waived in writing by the Lender.

(t)                 Appraisal. Appraisals prepared by an independent appraiser of the Real Property on which the Front Royal Facility is located, which appraisal shall satisfy the requirements of the Financial Institutions Reform, Recovery and Enforcement Act, if applicable, and shall evidence compliance with the supervisory loan-to-value limits set forth in the Federal Deposit Insurance Corporation Improvement Act of 1991 (including a loan-to-value ratio using an income-approach basis not to exceed 75%). Such appraisal (and the results thereof) shall be satisfactory to the Lender in its sole and reasonable determination.

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(u)               Flood Insurance. Flood insurance policies, if applicable, concerning the Real Property on which the Front Royal Facility is located, reasonably satisfactory to the Lender, if required by the Flood Disaster Protection Act of 1973.

(v)               Permits. Certified copies of all licenses, permits and governmental approvals necessary for the use or operation of the Front Royal Facility, together with a certificate of occupancy with respect to the Facilities issued in the name of the Front Royal Operating Company.

(w)             Front Royal Transaction Documents. True, correct and complete copies of the fully-executed Front Royal Transaction Documents and of the governmental approvals delivered in connection therewith.

(x)               Other. Such other documents, certificates and instruments as the Lender may reasonably request.

4.2 Commitment Fee. On the date hereof, the Borrowers and Front Royal shall pay to the Lender a one-time commitment fee in the aggregate amount of One Hundred Fourteen Thousand Four Hundred and 00/100 Dollars ($114,400.00), which shall be deemed fully earned as of the date of this Amendment.

4.3 Equity Investment. The Lender shall have received evidence that Assignor or its Affiliates have contributed capital to Front Royal in an amount not less than $2,936,000 and such capital shall be used to pay a portion of the purchase price required under the Front Royal Purchase Agreement and related transaction expenses.

4.4 No Material Change. No material adverse change in any of any Borrower’s or Front Royal’s financial condition which, in Lender’s sole opinion, would impair the Borrowers’ and Front Royal’s ability to meet their respective obligations under the Amended Loan Agreement shall have occurred.

4.5 Other Conditions. No Event of Default or Default shall have occurred and be continuing.

SECTION 5

MISCELLANEOUS

5.1 Documents Remain in Effect. Except as amended and modified by this Amendment and the exhibits attached hereto, the Existing Loan Agreement and the other documents executed pursuant to the Existing Loan Agreement remain in full force and effect and each Borrower hereby ratifies, adopts and confirms its representations, warranties, agreements and covenants contained in, and obligations and liabilities under, the Existing Loan Agreement and the other documents executed pursuant to the Existing Loan Agreement.

5.2 Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

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5.3 Expenses. The Borrowers and Front Royal, jointly and severally, agree to pay all costs and expenses of Lender (including reasonable fees, charges and disbursements of Lender’s attorneys) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. In addition, Borrowers and Front Royal agree, jointly and severally, to pay, and save Lender harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Amendment, the borrowings under the Amended Loan Agreement, and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided in this Section 5.3 shall survive any termination of the Amended Loan Agreement.

5.4 Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable laws, but if any provision of this Amendment shall be prohibited by or invalid under such laws, such provisions shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

5.5 Successors. This Amendment shall be binding upon Borrowers, Front Royal, the Lender and their respective successors and assigns, and shall inure to the benefit of Borrowers, Front Royal, the Lender and the successors and assigns of the Lender.

5.6 Advice of Counsel. Each Borrower and Front Royal acknowledges that it was advised by Lender to seek the advice of legal counsel in negotiating and reviewing this Amendment, and further acknowledges that it had the opportunity to obtain advice of legal counsel.

[signature page attached]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers or other representatives thereunto duly authorized and delivered at Chicago, Illinois as of the date first written above.

BORROWERS:

SUMMIT LAMAR, LLC,			SUMMIT MONTE VISTA, LLC,

By: Summit Healthcare REIT, Inc.,			By: Summit Healthcare REIT, Inc.,
a Maryland corporation, its Manager			a Maryland corporation, its Manager

By:	/s/	Kent Eikanas	By:	/s/	Kent Eikanas
Name:		Kent Eikanas	Name:		Kent Eikanas
Title:		President	Title:		President

SUMMIT MYRTLE, LLC,

By: Summit Healthcare REIT, Inc.,
a Maryland corporation, its Manager

By:	/s/	Kent Eikanas
Name:		Kent Eikanas
Title:		President

LENDER:

THE PRIVATEBANK AND TRUST
COMPANY

By:	/s/	Adam Panos
Name:		Adam Panos
Title:		Managing Director

Acknowledged and Agreed to Front Royal:

SUMMIT FRONT ROYAL, LLC,

By: Summit Healthcare REIT, Inc.,
a Maryland corporation, its Manager

By:	/s/	Kent Eikanas
Name:		Kent Eikanas
Title:		President

SCHEDULES AND EXHIBITS OMITTED